Exhibit 23.1

Phone +41 44 444 35 55 www.bdo.ch zurich@bdo.ch	BDO AG Schiffbaustrasse 2 8031 Zurich

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 15, 2024, relating to the consolidated financial statements of DIH Holding US, Inc. (the Company), which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Christoph Tschumi	/s/ Marc Furlato
BDO AG
Zurich, Switzerland

September 17, 2024